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                            SHAREHOLDER SERVICES AGREEMENT


     This Agreement, dated as of the 12th of September 1994, made by and between The Chapman Funds, Inc. (the "Fund") a corporation operating as an open-end management investment company, duly organized and existing under the laws of the State of Maryland and Chapman Capital Management, Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Maryland.


WITNESSETH THAT:

     WHEREAS, the Fund consists of a series of Funds, at present namely: The Chapman U.S. Treasury Money Fund; The Chapman Institutional Cash Management Fund.

     WHEREAS, the Fund desires to appoint the Company as its Transfer, Redemption and Dividend Disbursing Agent as set forth in this Agreement and to perform certain other functions in connection with these duties; and

     WHEREAS, the Company is willing to perform such functions upon the terms and conditions set forth below; and

     WHEREAS, the Fund will cause to be provided certain information to the Company as set forth below.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

     The Fund: The term Fund shall mean any series issued by the authority of the Board of Directors.

     Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the share registry records of the Fund.

     Shares: The term Shares shall mean the issued and outstanding shares of the Fund.


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     Oral Instruction: The term Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Company in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons believed in good faith by the Company to be a person or persons authorized by a resolution of the Board of Directors of the Fund, to give Oral Instructions on behalf of the Fund.

     Written Action: The term Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to the Company in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature believed in good faith by the Company to be the signature of a person authorized by a resolution of the Board of Directors of the Fund to give Written Instructions on behalf of the Fund.

TRANSFER AGENCY

     Section 2. Company as Transfer Agent, shall make original issues of Shares in accordance with Sections 9 and 10 below and with the Fund's Prospectus and Statement of Additional Information upon the written request of the Fund and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Directors of the Fund authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

     Section 3. Transfers of Shares shall be registered (i) in form deemed by Company to be properly endorsed for transfer, (ii) with all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a commercial bank, accompanied by (iii) such assurances as Company shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

     Section 4. In registering transfers Company as Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which in the opinion of counsel protect Company and the Fund in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

     Section 5. Company will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred. The Fund is responsible to provide Company reports of Fund Share purchases, redemptions and total Shares outstanding on the next business day after each net asset valuation. Company is authorized to keep records, which will be part


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of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder will be assigned a single account number.

     Section 6. The Fund authorizes Company to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Company as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions (if any), shall credit the Unissued Certificate Account with the Shares and fractions issued and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever Company has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Fund authorizes Company in such cases to process the transactions by appropriate entries in its share transfer records, and debiting of the Unissued Certificate Account and the record of issued Shares outstanding.

     Section 7. Company in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a Stock Transfer Agent for a corporation. Company may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Fund, or upon the advice of counsel for the Fund or for Company. The Fund agrees to indemnify and hold harmless Company from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

     Section 8. In case of any request or demand for the inspection of the share records of the Fund, Company as Transfer Agent, shall endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. However, Company may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

ISSUANCE OF SHARES

     Section 9. Prior to the daily determination of net asset value in accordance with the Fund's Prospectus, Company shall process all purchase orders received since the last determination of the Fund's net asset value.

     Company shall calculate daily the amount available for investment in Shares at the net asset value determined by the Company as pricing agent (see Accounting Services Agreement) as of the close of trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. Company as agent for the Shareholders, shall place a purchase order daily


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with the Fund for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Fund in writing.

     Section 10. Company having made the calculations provided for in Section 9, shall thereupon pay over the net asset value of shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Company to the Unissued Certificate Account. The Shares and fractional Shares purchased for each Shareholder will be credited by Company to his separate Account. Company shall mail to each Shareholder a confirmation of each purchase, with copies to the Fund if requested. Such confirmations will show the prior Share balance, the new Share balance, the amount invested and the price paid for the newly purchased Shares.

REDEMPTIONS

     Section 11. Company shall, prior to the daily determination of net asset value in accordance with the Fund's Prospectus and Statement of Additional Information, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Company shall advise the Fund of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. Following determination of the applicable net asset value, Company shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus and Statement of Additional Information. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder shall be properly debited.

     Section 12. The proceeds of redemption shall be remitted by Company in accordance with the Fund's Prospectus by check or wire to the Shareholder. The Company shall require a signature guarantee of a commercial bank, trust company, or a member firm of a national securities exchange pursuant to the Fund's Prospectus. The Fund may authorize Company to waive the signature guarantee in certain cases by Written Instructions.

     For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Fund shall provide Company, from time to time, with Written Instructions concerning the time within which such requests may be honored.

DIVIDENDS

     Section 13. The Fund declares dividends daily with payment to Shareholders of record monthly. Upon the declaration of each capital gains distribution by the Board of Directors of the Fund, the Fund shall notify Company of the date such declaration, the


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amount payable per share, the record date for determining the Shareholders entitled to payment, the payment and the reinvestment date price.

     Section 14. On or before each payment date the Fund will transfer, or cause the Custodian to transfer, to Company in its capacity as Dividend Disbursing Agent, the total amount of the dividend or distribution currently reinvest all dividends in additional shares except in cases where Shareholders have elected to receive distribution in cash, in which case Company will mail distribution checks to the Shareholders for the proper amounts payable to them.

GENERAL PROVISIONS

     Attached hereto is a list of all inaccuracies, omissions, discrepancies, and other deficiencies in the Materials known to the Fund. The Fund agrees to promptly advise the Company in writing of all additions to or deletions from said list necessary to maintain the list in current status. The Company shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Materials delivered to the Company, to the extent such matters are disclosed to the Company or are discovered by it and are relevant to its performance of its functions under this Agreement. The Fund shall provide the Company with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Fund agrees to pay the Company on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

     The Company expressly makes no warranty or representation that any error, omission or deficiency can be satisfactorily corrected. The Fund further agrees that if the Company is subject to any claim, suit or other expense which, in the Company's sole reasonable judgment is due to any inaccuracy, omission, discrepancy or other deficiency of the Materials delivered to the Company hereunder, or is due to failure to provide any record or material required hereunder, the Fund shall pay the Company on a monthly basis for all costs in connection therewith and indemnify and hold the Company harmless from and against all costs in connection therewith, including all attorney fees and costs, provided, however, that if such error, omission, inaccuracy or other deficiency is caused directly or indirectly by gross negligence or reckless disregard by the Company of its duties and responsibilities hereunder, the Fund shall have no obligation to indemnify and hold harmless the Company, its successors or assigns.

     With respect to any matter involving a possible assertion of any past, present or future potential or contingent liability of the Company as Transfer Agent or Dividend Disbursing Agent, the Fund warrants that it has not committed and shall not commit any act or omission that constitutes a waiver, release, estoppel, or other impairment of any kind of any rights it may heretofore have had, may now have, or may hereafter have against Fund/Plan Services, Inc. and that it shall do everything necessary to preserve, and, if appropriate, enforce all of such rights against Fund/Plan Services, Inc. Without


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limitation of the foregoing, the Fund agrees that if any suit is instituted against the Company arising, in the Company's sole reasonable judgment, out of any act or omission of Fund/Plan Services, Inc., which created a deficiency of the Materials delivered hereunder, or out of any failure of Fund/Plan Services, Inc. to deliver material, information or assistance contemplated hereunder, then the Fund shall take whatever steps are necessary to join Fund/Plan Services, Inc. as a party defendant or additional defendant in said litigation.

     Section 15. Company shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. Company agrees to make available upon request and to preserve for the periods prescribed in Rule 31 a-2 under the Investment Company Act of 1940 any records relating to services provided under this Agreement which are required to be maintained by Rule 31 a-1 under the Act.

     Section 16. In addition to the services as Transfer Agent and Dividend Disbursing Agent as above set forth, Company will perform other services for the fund as agreed from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Fund, preparation of one annual list of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

     Section 17. Nothing contained in this Agreement is intended to or shall require Company in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and Custodian are open.

     Section 18. The Fund agrees to pay Company compensation for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such Schedule approved by the Fund and the Company. The invoices for the service will be sent to the Fund monthly with payment to the Company within 15 days of the Fund's receipt of the invoice.

     Section 19. (a) The Company, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Company in the performance of its obligations and duties under this Agreement.

              (b) Any person, even though also a director, officer, employee, shareholder or agent of the Company, who may be or become an officer, trustee,


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employee or agent of the Fund, shall be deemed, when rendering services to the
Fund or acting on any business of the Fund (other than services or business in connection with the Company's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of the Company even though paid by it.

              (c) Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Company, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Company may sustain or incur or which may be asserted against the Company by any person by reason of, or as a result of: (i) any action taken or omitted to by taken by the Company in good faith hereunder, (ii) in reliance upon any certificate; instrument, order or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Fund or upon the opinion of legal counsel for the Fund or its own counsel; or (iii) any action taken or omitted to be taken by the Company in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of the Company or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

              (d)  The Company shall give written notice to the Fund within ten
(10) business days of receipt by the Company of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. However, the failure to notify the Fund of such written assertion or claim shall not operate in any manner whatsoever to relieve the Fund of any liability arising from this Section or otherwise except to the extent that the failure to give notice prejudices the Fund's defense.

              (e) For any legal proceeding giving rise to this indemnification, the Fund shall be entitled to defend or prosecute any claim in the name of the company at its own expense and through counsel of its own choosing if it gives written notice to the Company within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, the Company may participate in the litigation at its own expense through counsel of its own choosing. If the Fund does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

              (f) The Fund shall not settle any claim without the Company's express written consent which shall not be unreasonably withheld. The Company shall


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not settle any claim without the Fund's express written consent which shall not be unreasonably withheld.

     Section 20. Company is authorized, upon receipt of Written Instructions from the Fund, to make payment upon redemption of Shares without a signature guarantee. The Fund hereby agrees to indemnify and hold Company, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Company upon redemption of Shares without a signature guarantee in reliance on Written Instructions from the Fund and upon the request of Company the Fund shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Company shall notify the Fund of any such action, suit or claim within 30 days after receipt by Company of notice thereof.

     Section 21.  (a)  The term of this Agreement shall be for a period of two
(2) years, commencing on the date hereof and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by the Company, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Fund's Directors who are not parties to this Agreement or interested persons (as defined in the Act) of any such party, and (3) by vote of a majority of the Fund's Board of Directors or a majority of the Fund's outstanding voting securities unless notice of termination has been given as provided in paragraph (c) below.

             (b) The fee schedule will be fixed for a one (1) year period from the date of the agreement. After the one (1) year period, the fee will be subject to annual review.

             (c) The Fund or the company may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, not less than 30 days after the giving of the notice. Upon the effective termination date, the Fund shall pay to the Company such compensation as may be due as of the date of termination and shall likewise reimburse the Company for any out-of pocket expenses and disbursements reasonably incurred by the Company to such date.

             (d) In the event that in connection with termination of this Agreement a successor to any of the Company's duties or responsibilities under this Agreement is designated by the Fund by written notice to the company, the Company shall, promptly upon such termination and at the expense of the Fund, transfer all required Records and shall cooperate in the transfer of such duties and responsibilities.

             (e) The Fund acknowledges that in order for the Company to perform the services contemplated hereunder, Company has made and will make significant investments of time and money. If this Agreement is terminated for reasons other than a material breach by the Company prior to the expiration of the initial term of this contract,


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the Fund will pay to Company 20% of the minimum fees remaining for the unexpired term of the Agreement.

     Section 22. The Fund shall file with Company a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section I of this Agreement.

     Section 23. This Agreement may be amended from time to time by a supplemental agreement executed by the Fund and the company.

     Section 24. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective party as follows:

                    The Chapman Funds, Inc.
                    World Trade Center - Baltimore
                    401 East Pratt Street, 28th Floor
                    Baltimore, Maryland 21202
                    Attention: Nathan A. Chapman, Jr., President

     Section 25. The Fund represents and warrants to Company that the execution and delivery of this Shareholder Services Agreement by the undersigned officers of the Fund has been duly and validly authorized by resolution of the Board of Directors of the Fund.

     Section 26. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 27. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of Company or by Company without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

     Section 28.  This Agreement shall be governed by the laws of Maryland.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                   THE CHAPMAN FUNDS, INC.


                                   By: /S/ NATHAN A. CHAPMAN, JR.
                                       --------------------------

Attest: /S/ MELANIE MARKIEWICZ    Title: Chairman
        ----------------------           ------------------------

                                   CHAPMAN CAPITAL
                                   MANAGEMENT, INC.


                                   By: /S/ NATHAN A. CHAPMAN, JR.
                                       --------------------------

Attest: /S/ MELANIE MARKIEWICZ     Title: Chairman
        ----------------------            -----------------------

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                                                                      SCHEDULE A



                                     FEE SCHEDULE

                         THE CHAPMAN U.S TREASURY MONEY FUND

                    THE CHAPMAN INSTITUTIONAL CASH MANAGEMENT FUND


(All fees are quoted for a period of 90 days and will be for a term of one (1) year from date of conversion.)




SHAREHOLDER SERVICES AND TRANSFER AGENT

The following is our schedule for Shareholder Services and Transfer Agent
Services:

     Monthly Fee $1,500/Portfolio


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